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                                                                   Exhibit 10.31


                               SECURED PROMISSORY NOTE

US $450,000                                               As of October 19, 1998
                                                             Fremont, California

     FOR VALUE RECEIVED, Kenneth G. Norton ("Borrower"), promises to pay to the order of Natural Wonders, Inc., a Delaware corporation ("the Company"), at the address listed below or at such other place as the Company may designate in writing, the principal sum of US$450,000 (the "Principal").

     1. TERMS AND CONDITIONS OF REPAYMENT; FORGIVENESS OF PRINCIPAL. The Company agrees to forgive the Principal in accordance with the following schedule:

     a. if Borrower remains continuously employed with the Company through and including September 30, 1999, the Company shall forgive repayment of $150,000 of the Principal, and thereafter, the Company shall forgive repayment of 1/36th ($8,333.33) of the remaining $300,000 of the Principal at the end of each additional calendar month that Borrower remains employed with the Company. Consequently, if Borrower remains continuously employed with the Company through September 30, 2002, then the company shall forgive repayment of the entire Principal.

     b. if Borrower's employment with the Company is terminated due to death or disability of the Borrower, by the Company without cause, by the Company because of non-renewal of the Executive Employment Agreement ("Employment Agreement") between Borrower and the Company, or by Borrower for good reason, as set forth in the Employment Agreement, then the entire Principal immediately shall be forgiven by the Company as of the date of termination.

     2. ACCELERATION. In the event that Borrower is terminated by the Company for "Cause" or Borrower resigns or terminates the Employment Agreement without "Good Reason" (as such terms are defined in the Employment Agreement), then the entire outstanding Principal and all other amounts due hereunder shall, at the option of the Company, become due and payable thirty (30) calendar days following the termination of Borrower's employment, without further presentment, notice or demand for payment.

     3. MANNER AND PLACE OF PAYMENTS. All payments under this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding day.

     4. SECURITY FOR THE NOTE. This Note is secured pursuant to the terms of that certain Pledge and Security Agreement dated of even date hereof between the Company and Borrower, pursuant to which the Borrower has pledged to the Company and granted to the

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Company a security interest in the following special purpose certificates of
deposit numbered and in the amounts indicated:  1016302788000   ($150,000.00);
1016302804000   ($100,000.00); 1016302796000 ($100,000.00);  1016302812000
($100,000.00), together with all proceeds and substitutions of any thereof, all interest paid thereon, and all other cash and non-cash proceeds of the foregoing, equal to the value of the then outstanding Principal.

     5. DEFAULT; INTEREST. Borrower agrees that, upon default in payment of any of the Principal due under this Note, Borrower shall pay to the Company interest on the unpaid Principal balance of the Note from and including the date such payment was due to the date of repayment to the Company in full of all sums owing pursuant to this Note at the Eleventh district Cost of funds rate on the date of the default.

     6.        MISCELLANEOUS PROVISIONS.

     a. Borrower waives presentment, protest and demand, notice of protest, demand, dishonor and nonpayment of the Note, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     b. Any provision of this Note which may be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective the remaining provisions of this Note. No waiver or modification of any of the terms or provisions of the Note shall be valid or binding unless set forth in writing signed by the Borrower and a duly authorized officer or other representative of the Company, and then only to the extent specifically set forth.

     c. The terms, covenants and conditions contained herein shall be binding upon the heirs, successors and assigns of Borrower and shall inure to the benefit of the heirs, successors and assigns of the Company. The foregoing notwithstanding, neither party may assign this Note or the proceeds thereof, in fact or by operation of law, without the prior written consent of the other party, and any attempted assignment without such consent shall be void.

     d. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by facsimile with a confirming copy sent by air or personal courier, or otherwise delivered by personal courier, by hand or by messenger, addressed as follows or as the parties may from time to time provide in accordance hereto:

          To the Company:     Natural Wonders, Inc.
                              4209 Technology Drive
                              Fremont, California  94538
                              Attention: Chief Executive Officer


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                              Facsimile:  (510) 252-6795

          To Borrower:        Kenneth G. Norton
                              903 Tournament Drive
                              Hillsborough, California  94010
                              Facsimile:  (650) 349-0137

          Each such notice or other communication shall for all purposes of the Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by facsimile followed by air courier delivery as provided herein, on the earlier of the date of actual receipt or the day the facsimile is sent if such facsimile is acknowledged as having been received by the transmitting station.

     e. Upon any default hereunder, the company may exercise all rights provided herein and in the Pledge and Security Agreement and by law including, but not limited to, the right to immediate payment in full of this Note. The remedies of the Company as provided herein or in the Pledge and Security Agreement, or any one or more of them, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively, or together at the sole discretion of the holder hereof, and may be exercised as often as occasion therefor shall occur.

     f. Borrower agrees that the Company may have recourse for the payment of the indebtedness evidenced hereby against his separate property and any community property in which he may have an interest to the extent permitted by law.

     g. This Note shall be governed and interpreted in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the 19 day of October, 1998.


                              BORROWER:


                              /s/ Kenneth G. Norton
                              ----------------------------------
                              Kenneth G. Norton